UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) February 7, 2007
        -----------------------------------------------------------------

                                BRT REALTY TRUST
                                ----------------
               (Exact name of Registrant as specified in charter)


        Massachusetts              001-07172                   13-2755856
        -----------------------------------------------------------------
        (State or other      (Commission file No.)          (IRS Employer
        jurisdiction of                                         I.D. No.)
        incorporation)

           60 Cutter Mill Road, Suite 303, Great Neck, New York 11021
           ----------------------------------------------------------
           (Address of principal executive offices)        (Zip code)

         Registrant's telephone number, including area code 516-466-3100

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the
following   provisions  (see  General   Instruction   A.2.   below):

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
================================================================================

Item 2.02         Results of Operations and Financial Condition.

On February 7, 2007, registrant issued a press release announcing its results of operations for the three months ended December 31, 2006. The press release is attached as an exhibit to this Form 8-K.

Item 9.01         Financial Statements and Exhibits.

         (a) Financial Statements of Businesses Acquired.

                  Not applicable.

         (b) Pro Forma Financial Information.

                  Not applicable.

         (c) Shell Company Transactions.

                  Not applicable.

         (d) Exhibits.

                  99.1     Press release dated February 7, 2007.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            BRT REALTY TRUST



Date:     February 7, 2007                  By:  /s/ David W. Kalish
                                                 -------------------
                                                 David W. Kalish
                                                 Senior Vice President-Finance

                                                            EXHIBIT 99.1
                                BRT REALTY TRUST
                         60 Cutter Mill Road, Suite 303
                              Great Neck, NY 11021
                           (516) 466-3100 - Telephone
                              (516) 466-3132 - Fax
                                www.BRTRealty.com

                                BRT REALTY TRUST
                         ANNOUNCES RESULTS OF OPERATIONS
                    FOR THE FIRST QUARTER OF THE FISCAL YEAR

Great Neck, New York, February 7, 2007 -- BRT Realty Trust (NYSE:BRT) today announced that total revenues for the quarter ended December 31, 2006 (the first quarter of its fiscal year) increased by 72% over the quarter ended December 31, 2005, and net income increased by 76% quarter over quarter. For the three months ended December 31, 2006, BRT reported total revenues of $12,745,000 and net income of $8,289,000, or $.95 per share on a diluted basis. Net income for the three months ended December 31, 2006 includes income from discontinued operations of $358,000, or $.04 per share on a diluted basis. For the three months ended December 31, 2005, total revenues, net income and net income per share on a diluted basis were $7,400,000, $4,715,000 and $.60 per share, respectively. Net income for the three months ended December 31, 2005 includes a loss from discontinued operations of $62,000, or a loss of $.01 per share on a diluted basis. The weighted average number of common shares outstanding on a diluted basis were 8,698,915 and 7,877,349 for the three months ended December 31, 2006 and December 31, 2005, respectively.

Commenting on the results of operations for the three months ended December 31, 2006, Jeffrey A. Gould, President and Chief Executive Officer of BRT, noted that the primary reason for the increase in revenues quarter over quarter was the 74% increase in the average balance of loans outstanding, from $173.9 million during the three months ended December 31, 2005, to $302.2 million during the three months ended December 31, 2006. Revenues in the current period also benefited from an increase in the average interest rate earned on the loan portfolio, an increase in origination fees directly related to the increase in the loan portfolio and an increase in operating income on real estate owned. Mr. Gould commented that a single loan of $10,250,000 has been categorized as non-earning during the quarter due to a borrower's non-payment of interest on such loan. He further commented that based on BRT's updated analysis of the collateral securing such loan, BRT believes the value of the collateral continues to be sufficient to satisfy the outstanding balance of such loan. Non-performing loans constitute approximately 4% of the loan portfolio at December 31, 2006.

On the expense side, Mr. Gould noted that total expenses increased by 57% for the quarter ended December 31, 2006, as compared to the quarter ended December 31, 2005. Of the increase, 85% was a result of interest expense from the increase in the average balance of borrowings outstanding by BRT and an increase in the overall rate paid by BRT on such borrowings under its revolving credit facility. The borrowings were incurred to fund BRT's increased loan portfolio. Mr. Gould commented that BRT's borrowings were reduced in early December 2006 by 58% when BRT applied $77,000,000 of the net proceeds it received from a public offering of its common shares to pay off the outstanding balance on a margin account and to reduce the outstanding balance under its credit facility. There was also an increase in certain expense categories during the quarter ended December 31, 2006, as compared to the prior year's comparable period, due to BRT's increased level of business. Among other items, there was an increase in the adviser's fee and in other taxes.

BRT  Realty  Trust is a  mortgage  oriented  real  estate investment trust.

Certain  information  contained  herein is forward looking within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, including statements regarding the value of the collateral securing a loan. BRT intends such forward looking statements to be covered by the safe harbor provisions for forward looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may", "will", "believe", "expect", "intend", "anticipate", "estimate", "project", or similar expressions or variations thereof. Forward looking statements, including, with respect to a non-performing loan, involve known and unknown risks, uncertainties and other factors, which, in some cases, are beyond BRT's control and could materially affect actual results, performance or achievements. Investors are cautioned not to place undue reliance on any forward-looking statements.

Contact: Mark Lundy -(516) 773-2703




                                BRT REALTY TRUST
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (Unaudited)
                    (In Thousands except for Per Share Data)




                                                                           Three Months Ended
                                                                              December 31,
                                                                          2006          2005
                                                                          ----          ----
Revenues                                                                 $12,745       $ 7,400

Expenses                                                                   6,701         4,269
                                                                         --------      -------

Income before equity in earnings (loss) of unconsolidated
   joint ventures, minority interest and discontinued operations           6,044         3,131

Equity in earnings (loss) of unconsolidated joint ventures                    82          (877)

Gain on disposition of real estate related to unconsolidated
   real estate venture                                                     1,819         2,531
                                                                           -----       -------
Income before minority interest and discontinued operations                7,945         4,785

Minority interest                                                            (14)           (8)
                                                                         -------       -------
Income from continuing operations                                          7,931         4,777

Discontinued operations
Income (loss) from operations                                                  6           (62)
Gain on sale of real estate assets                                           352             -
                                                                         -------       -------
Income from discontinued operations                                          358           (62)

Net income                                                               $ 8,289       $ 4,715
                                                                         =======       =======

Income per share of beneficial interest:

Income from continuing operations                                        $   .91       $   .61
Discontinued operations                                                      .04          (.01)
                                                                         -------       -------
   Basic earnings per share                                              $   .95       $   .60
                                                                         =======       =======

Income from continuing operations                                        $   .91       $   .61
Discontinued operations                                                      .04          (.01)
                                                                         -------       -------
   Diluted earnings per share                                            $   .95       $   .60
                                                                         =======       =======

Cash distributions per common share                                      $   .58       $   .52
                                                                         =======       =======

Weighted average number of common shares outstanding:

Basic                                                                  8,680,671     7,829,991
                                                                       =========     =========
Diluted                                                                8,698,915     7,877,349
                                                                       ========-     =========

